UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2020

BlueLinx Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32383	77-062735
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Marietta, Georgia		30067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 953-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Retirement of Susan C. O’Farrell

On March 6, 2020, Susan C. O’Farrell, Senior Vice President, Chief Financial Officer, and Treasurer of BlueLinx Holdings Inc. (“BlueLinx” or “the Company”), notified the Company of her decision to retire, effective April 12, 2020.

In connection with Ms. O’Farrell’s retirement, the Company and Ms. O’Farrell entered into a separation agreement, dated March 9, 2020, pursuant to which, among other things, the Company confirmed that Ms. O’Farrell would receive the post-employment compensation and benefits provided for under her employment agreement on account of a “termination without cause” or a “termination for good reason”, neither of which qualifies as a “change in control termination”. In addition, the Company agreed that one-third of her 2019 time-based restricted stock unit award will continue to vest and become non-forfeitable on June 7, 2020, and that her remaining unvested restricted stock unit awards would vest or be forfeited in accordance with the terms of her employment agreement and applicable equity award agreements. Under the separation agreement, Ms. O’Farrell also confirmed the continued effectiveness of all existing restrictive covenants applicable to her under her employment agreement, and entered into a general release in favor of the Company.

(c)	Appointment of Kelly C. Janzen as Senior Vice President, Chief Financial Officer, and Treasurer

The Company’s Board of Directors appointed Kelly C. Janzen to serve as the Company’s Senior Vice President, Chief Financial Officer, and Treasurer, effective April 13, 2020.

Ms. Janzen, 46, is the Chief Accounting Officer of WestRock Company, a role she began in November 2017 and in which she will serve until she joins the Company. She previously served as WestRock’s Senior Vice President – Accounting from August 2017 to November 2017. Prior to joining WestRock, she served as Vice President, Controller, and Chief Accounting Officer for Baker Hughes Inc. from September 2016 to July 2017, as Vice President Finance and Chief Accounting Officer for McDermott International Inc. from December 2014 to August 2016, and in various leadership roles within the Controllership function with General Electric from February 2002 to November 2014. Ms. Janzen received her Bachelor of Science degree in Accounting from Louisiana State University.

In connection with her appointment, the Company and Ms. Janzen entered into an employment agreement, dated March 2, 2020, under which she will receive an annual base salary of $475,000 and a sign-on bonus of $50,000. Ms. Janzen will also participate in the Company’s Short-Term Incentive Plan with a total annual cash target bonus opportunity of 80% of her base salary. For 2020, Ms. Janzen’s cash bonus will be pro-rated to equal 75% of the actual 2020 bonus performance, but will be no less than 75% of her 2020 annual bonus target. She will also receive a sign-on equity award of restricted stock units covering 13,000 shares of the Company’s common stock, with half of such awards vesting on February 1, 2021, and the remaining half vesting on February 1, 2022. If the value of the sign-on equity award on the grant date is less than $200,000, Ms. Janzen will receive an additional cash amount equal to the difference between $200,000 and the value of the award. She will also be eligible for future annual equity grants under the Company’s Long-Term Incentive Plan which, for 2020, will include awards of restricted stock units with an aggregate value of no less than 100% of her base salary. Ms. Janzen will be eligible to receive a separation benefit of 100% of her annual base salary, the pro-rated portion of her target bonus, and one year of continued healthcare coverage if she is terminated without “cause” or resigns from the Company voluntarily for “good reason”, and will receive a separation benefit of 200% of her annual base salary, the pro-rated portion of her target bonus, 18 months of continued healthcare coverage, and accelerated vesting of her equity awards in the event of a qualifying termination following a “change in control” of the Company, in each case subject to Ms. Janzen’s execution of a release of claims against the Company. Ms. Janzen also will be entitled to certain other perquisites available to executives of the Company. The agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants applicable to Ms. Janzen.

There is no arrangement or understanding between Ms. Janzen and any other person pursuant to which Ms. Janzen was selected as an officer, and Ms. Janzen does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships existing between Ms. Janzen and any director or executive officer of the Company.

Additional information about the benefit plans and programs described in this Item 5.02, and other plans and programs generally available to the Company’s executive officers, is included in the Company’s Proxy Statement for the 2019 annual meeting of its stockholders filed with the Securities and Exchange Commission on April 17, 2019.

Copies of Ms. O’Farrell’s separation agreement and Ms. Janzen’s employment agreement will be filed by the Company as exhibits to its Quarterly Report on Form 10-Q for the quarter ended March 28, 2020.

Item 7.01	Regulation FD Disclosure.

On March 10, 2020, the Company issued a press release announcing the matters described in Item 5.02 of this Current Report. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information included in this Item 7.01, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

99.1	Press Release of BlueLinx Holdings Inc., dated March 10, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: March 10, 2020	By:	/s/ Justin B. Heineman
Justin B. Heineman
Vice President, General Counsel and Secretary